UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2015

 TAKUNG ART CO., LTD

(Exact name of registrant as specified in its charter)

Delaware	333-176329	26-4731758
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Flat/RM 03-04 20/F Hutchison House

10 Harcourt Road, Central Hong Kong

(Address of Principal Executive Offices)

Registrant’s telephone number: +852 66142555

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On July 28, 2015, Takung Art Co., Ltd. (the “Company”), through its wholly owned subsidiary, HongKong Takung Assets and Equity of Artworks Exchange Co., Ltd., incorporated a wholly owned subsidiary, Takung (Shanghai) Co., Ltd., in Shanghai Free-Trade Zone in Shanghai, China, with a registered capital of $1 million. The subsidiary has a term of operation of 30 years and is authorized to engage in the business of wholesale, import and export of arts and crafts and related services. Through this subsidiary, the Company intends to provide a facility for one-to-one art transaction sales that will allow a seller to use the platform to list artwork for sale at a fixed price.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Takung Art Co., Ltd

Date: August 10, 2015

/s/ Di Xiao
Name: Di Xiao
Title: Chief Executive Officer, Chief Financial Officer and Director